Exhibit 10.4

CONFIDENTIAL

[Letterhead]

[date]

Re: Your Semantix Stock Options

Dear Option Holder:

As you may know, Semantix Tecnologia em Sistema de Informação S.A., a sociedade anônima organized under the laws of Brazil (“Semantix”) has entered into the Business Combination Agreement, dated as of November 16, 2021, as amended (the “BCA”) by and among Alpha Capital Acquisition Company, a Cayman Islands exempted company, Alpha Capital Holdco Company, a Cayman Islands exempted company (“New Semantix”) and certain other affiliated parties to New Semantix. The transactions contemplated under the BCA will, among other things, result in Semantix becoming a wholly owned indirect subsidiary of New Semantix, and all ordinary and preferred shares of Semantix, including its Class A Preferred Shares, will be converted into Ordinary Shares of New Semantix (collectively, the “Transactions”).

In connection with the consummation of the Transactions (the “Closing”) and in accordance with the terms of the BCA, the following actions will occur with respect to your stock options to purchase Class A Preferred Shares of Semantix (the “Legacy Options”) that have been granted previously to you pursuant to the Plano de Outorga de Opções de Ações, as amended (the “Plan”):

1.

Exercise Price in U.S. Dollars ($). Immediately prior to the Closing, the exercise price of your Legacy Options will be converted to U.S. dollars using the conversion rate published by the Central Bank of Brazil at the close of business on the fourth business day prior to the Closing.

2.

Vested Legacy Options. As of the Closing, your Legacy Options that are vested and outstanding immediately prior to the Closing will be automatically “net exercised” in full pursuant to which (A) a number of shares issuable upon such exercise will be withheld in order to satisfy the exercise price based on a price per share equal to the “Per Share Merger Consideration Value” as defined in the BCA, and (B) at the Closing, such net number of shares issuable to you (after giving effect to clause (A) above) (the “Net Vested Option Shares”) will be converted into a number of Ordinary Shares of New Semantix (“Ordinary Shares”) determined by multiplying (1) such number of Net Vested Option Shares by (2) the “Exchange Ratio” as defined in the BCA, rounded to the nearest whole share.

3.

Unvested Legacy Options. As of the Closing, your Legacy Options that are unvested and outstanding immediately prior to the Closing will be assumed automatically by New Semantix, and each such unvested Legacy Option will be converted into an option to purchase ordinary shares of New Semantix (each, a “Converted Option”). Each Converted Option will continue to have and be subject to substantially the same terms and conditions as were applicable to such Legacy Option immediately before the Closing (including vesting, expiration date and exercise provisions), except that: (x) each Converted Option will be exercisable for that number of Ordinary Shares equal to the product (rounded down to the nearest whole share) of (A) the number of shares subject to the Legacy Option multiplied by (B) the Exchange Ratio; and (y) the per share exercise price of the Converted Option will be equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (A) the per share exercise price by (B) the Exchange Ratio.

In addition, the following changes will apply to the Plan and the Converted Options:

•	All references to Semantix will, where context requires, instead be to New Semantix.

CONFIDENTIAL

•	All references to Class A Preferred Shares of Semantix will, where context requires, instead be to Ordinary Shares of New Semantix.

•	The governing law of the Converted Options, as well as the laws applicable to the award, will be the laws of the Cayman Islands.

•

No Converted Option shall become exercisable until New Semantix files an effective registration statement on Form S-8 (or other applicable form) with respect to the Ordinary Shares issuable under the Plan. The following additional provisions will apply:

Securities Matters and Regulations.

(a) Notwithstanding anything herein to the contrary, the obligation of New Semantix to sell or deliver Ordinary Shares with respect to any award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, the receipt of all such approvals by governmental agencies as may be deemed necessary or appropriate by the administrator of the Plan (the “Administrator”) and the listing requirements of any securities exchange on which the Ordinary Shares are traded. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing Ordinary Shares pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the administrator, in its sole discretion, deems necessary or advisable.

(b) Each award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Ordinary Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Ordinary Shares, no such award shall be granted or payment made or Ordinary Shares issued, in whole or in part, unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c) In the event that the disposition of Ordinary Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and is not otherwise exempt from such registration, such Ordinary Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Administrator may require the participant receiving Ordinary Shares pursuant to the Plan, as a condition precedent to receipt of such Ordinary Shares, to represent to New Semantix in writing that the Ordinary Shares acquired by such participant is acquired for investment only and not with a view to distribution.

Foreign Private Issuer.

As of the date of the Closing and for a certain period of time thereafter, New Semantix will qualify as a “foreign private issuer” (as defined in Rule 405 of the Securities Act), which permits New Semantix to operate the Plan, and to grant awards and issue Ordinary Shares under the Plan, under different laws, rules or regulations than those that may be expressly referenced herein. Notwithstanding any provision of the Plan or an award agreement to the contrary, the Plan shall only be required to be administered in compliance with applicable laws, rules and regulations. However, the Administrator, if it deems it necessary or advisable, may decide in its discretion to administer the Plan in compliance with such laws, rules and regulations as may become applicable upon New Semantix ceasing to qualify as a foreign private issuer.

CONFIDENTIAL

Brazilian Securities Law Disclaimer

The Ordinary Shares have not been, and will not be, registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”). Any public offering or distribution, as defined under Brazilian laws and regulations, of the Ordinary Shares in Brazil is not legal without prior registration under Brazilian Law No. 6,385, enacted on December 7, 1976, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Documents relating to Ordinary Shares may not be supplied to the public in Brazil, nor be used in connection with any offer for subscription or sale of the Ordinary Shares to the public in Brazil.

Please keep this notice with your award documentation. You do not need to take any action in regard to the matters described above. If the BCA is terminated in accordance with its terms and the Closing has not and will not occur, your Legacy Options will not be converted and this notice will terminate and have no further force and effect.

If you have any questions, please feel free to contact Juliana de Lira Inaba Scarpellini at [•].

Yours Truly,

Semantix Tecnologia em Sistema de Informação S.A.

By: ___________________________________
Name:
Title:

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